UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Effective February 28, 2006, Southern Union Company (“Southern Union” or the “Company”) entered into the First Amendment (the “Amendment”) to the Fourth Amended and Restated Revolving Credit Agreement dated September 29, 2005 (the “Revolver”) among the Company, as borrower, and the lenders party thereto. The Company amended the Revolver to permit the Company and Enhanced Service Systems, Inc., a wholly owned subsidiary of the Company (“ESSI”), to enter into a short-term bridge loan to fund the acquisition of Sid Richardson Energy Services, Ltd. and related entities (collectively, “SRES”). The Amendment is attached hereto as Exhibit 10.1.

To fund the acquisition of SRES, Southern Union entered into a short-term Bridge Loan Agreement dated as of March 1, 2006 (the “Bridge Loan”) by and between the Company and ESSI (as “Borrowers”) and the banks listed therein, in the principal amount of $1,600,000,000. The Bridge Loan is subject to customary terms and conditions and becomes due and payable on February 28, 2007. Under the terms of the Bridge Loan, the Borrowers are required to make mandatory pre-payments equal to the amount of proceeds received from the previously-announced sale of the Company’s PG Energy operating division to UGI Corporation and the sale of the Rhode Island operations of the Company’s New England Gas Company operating division to National Grid USA (the “LDC Sales”) (See Item 2.01 below). The Borrowers’ obligations under the Bridge Loan are secured by the Company’s pledge of its interests in its wholly-owned subsidiary, Panhandle Eastern Pipe Line Company L.P. and a pledge of the equity interests in SRES (collectively, the “Pledge Agreements”). The Bridge Loan and the Pledge Agreements are attached hereto as Exhibit 10.2.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 1, 2006, the Company completed its acquisition of SRES for $1,600,000,000. Southern Union funded the acquisition through the Bridge Loan. Southern Union will retire the Bridge Loan with proceeds from the LDC Sales and, as appropriate, a combination of debt and equity. Both sales are expected to close by the end of the third quarter. In order to minimize the tax impact on the receipt of proceeds from the dispositions of PG Energy and the Rhode Island operations of New England Gas Company, the Company has structured the acquisition of SRES and plans to structure the dispositions of the operating divisions in a manner intended to qualify as a like-kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 2, 2006, the Company issued a press release to announce the closing of the acquisition of SRES. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The Company plans to file the historical financial statements of SRES required by this Item 9.01(a) as an amendment to this Current Report on Form 8-K on or before May 15, 2006.

(b) Pro Forma Financial Information

The Company plans to file the pro forma combined financial statements of Southern Union and SRES (and their respective subsidiaries) required by this Item 9.01(b) as an amendment to this Current Report on Form 8-K on or before May 15, 2006.

(c) Exhibits

        Exhibit No.                           Exhibit

10.1 10.2 99.1
First Amendment to Fourth Amended and Restated Revolving Credit Agreement dated September 29, 2005, among the Company, as borrower, and the lenders party thereto.

Bridge Loan Agreement dated as of March 1, 2006 between the Company and Enhanced System Services, Inc. (as “Borrowers”) and the banks listed therein, in the principal amount of $1,600,000,000.

Company’s March 2, 2006, press release announcing the closing of the SRES acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 3, 2006	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President- Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                    Description

10.1 10.2 99.1
First Amendment to Fourth Amended and Restated Revolving Credit Agreement dated September 29, 2005, among the Company, as borrower, and the lenders party.

The Bridge Loan Agreement between the Company and Enhanced System Services, Inc. (“as Borrowers”) and the banks listed therein, in the amount of $1,600,000,000 dated as of March 1, 2006.

Company’s March 2, 2006, press release announcing the closing of the SRES acquisition.